EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                          CODORUS VALLEY BANCORP, INC.



1.  PEOPLESBANK, A Codorus Valley Company - 100% owned
    1 Manchester Street, P.O. Box 67
    Glen Rock, Pennsylvania  17327

2.  SYC Realty Company, Inc. - 100% owned
    1 Manchester Street, P.O. Box 67
    Glen Rock, Pennsylvania  17327